FIRST AMENDMENT
TO
RAYONIER ADVANCED MATERIALS INC. EXCESS BENEFIT PLAN

The Rayonier Advanced Materials Inc. Excess Benefit Plan (“Plan”), effective as of June 27, 2014, is hereby amended, effective as of the close of business December 31, 2022, in the following respects:

1.The Introduction to the Plan is amended by adding the following as the last paragraph thereto to read as follows:

“Notwithstanding the foregoing, participation and accruals under this Plan shall be frozen as of the close of business on December 31, 2022.”

2.Section 1.09 of the Plan is amended by adding the following as the last sentence thereto to read as follows:

“Notwithstanding anything in the Plan to the contrary, Compensation earned after December 31, 2022 shall not be considered in determining the amount of a Participant’s benefit under Section 2.02 of the Plan.”

3.Section 2.01 of the Plan is amended by adding the following as the last sentence thereto to read as follows:

“Notwithstanding the foregoing, no Member of the Retirement Plan shall become a Participant in the Plan after the close of business on December 31, 2022.”

4.Section 3.02 of the Plan is amended by adding the following as the last sentence thereto to read as follows:

“Notwithstanding the foregoing, no benefits shall accrue under the Plan after the close of business on December 31, 2022.”

EXECUTED AT Jacksonville, FL, this __ day of ________, 2022.

Rayonier Advanced Materials Inc.

By: ___________________________

Title: __________________________